Exhibit 99.1

For Immediate Release

NEWS RELEASE

WABCO Reports Q1 2008 Results; Sets Another Quarterly Sales and Net

Income Record; Raises Full-Year Projections

•	Record quarterly sales of $705 million, up 26 percent over prior year; up 12 percent in local currencies; all organic growth

•

U.S. GAAP operating margin of 11.9 percent, an expansion of 65 basis points over prior year; performance operating margin of 13.0 percent, an expansion of 157 basis points over prior year in local currencies

•	Quarterly diluted EPS of $0.91 on U.S. GAAP basis; diluted EPS of $1.04 on performance basis, up 55 percent over prior year

•	Raising full-year 2008 projections; U.S. GAAP diluted EPS range raised to $3.56 - $3.71; performance diluted EPS range raised to $3.91 - $4.05, an increase of $0.18

BRUSSELS, BELGIUM – April 30, 2008 – WABCO Holdings Inc. (NYSE: WBC) today reported record Q1 2008 sales of $705 million, up 26 percent over prior year and up 12 percent in local currencies, continuing the Company’s long track record of quarterly growth.

“These results again demonstrate our continued ability to outperform the global commercial vehicle market,” said Jacques Esculier, WABCO Chief Executive Officer. “We outpaced the industry performance in all regions of the world, led by our 36 percent growth in Asia. Commercial vehicle production in Europe, our largest market, grew by 10 percent while our sales increased by 12 percent. Even in North America this quarter, where the market contracted by 27 percent, we succeeded in containing our sales decline to 14 percent.”

WABCO reported Q1 2008 operating income of $83.7 million, up 34 percent over prior year on a U.S. GAAP basis. Performance operating income, which excludes separation and streamlining costs, rose to $91.5 million, up 44 percent over prior year; up 27 percent in local currencies.

WABCO’s U.S. GAAP operating margin in Q1 2008 increased to 11.9 percent, expanding 65 basis points over prior year. Performance operating margin increased to 13.0 percent, expanding 157 basis points over prior year in local currencies.

“Our WABCO Operating System, one of the industry’s most advanced management environments, continues to strengthen our income performance through operational improvements in efficiency and quality across our value chain. It defines our path to continuously improve every aspect of our business, as we pursue global expansion powered by our passion for growth,” said Esculier.

On a U.S. GAAP basis, Q1 2008 net income increased by 53 percent to $61.3 million or $0.91 cents per diluted share from $40.1 million or $0.58 cents per diluted share a year ago. On a performance basis that excludes separation costs, operational streamlining expenses, and one-time and discrete tax items, Q1 2008 net income increased by 52 percent to $70.3 million or $1.04 per diluted share versus $46.4 million or $0.67 cents per diluted share a year ago.

WABCO generated $50.9 million in net cash from operating activities in Q1 2008 and $33.0 million of free cash flow, which was affected by a separation-related tax liability of $11.2 million that was paid in the quarter. Continuing its share buy-back program announced on August 1, 2007, the Company repurchased approximately 700,000 shares for $31.9 million in open market transactions in Q1 2008 and paid $4.7 million in dividends.

Q1 2008 Highlights

In Q1 2008, WABCO started delivery of transmission automation systems for the second generation powershift used in new Mercedes-Benz Actros trucks.

WABCO signed an agreement with China National Heavy Truck Company (CNHTC) in Q1 2008 to supply clutch control systems beginning in 2009. Also in Q1 2008, the company was awarded a vacuum pump contract for diesel applications by a U.S. customer starting in 2010.

In February 2008, WABCO introduced OnGuard™, a breakthrough technology and the world’s first collision mitigation system with active braking for commercial vehicles. OnGuard is targeted to be available in Q3 2008 as a factory-installed option at several original equipment manufacturers.

WABCO’s factory in Qingdao, China received the highest grade for quality and processes by one of our major European customers in Q1 2008, distinguishing WABCO as this customer’s first A-rated supplier in China.

During Q1 2008, WABCO commenced extension of its existing test track located near Hanover, Germany. The extension will increase WABCO’s capabilities to conduct development testing on sophisticated vehicle stability control systems. “We anticipate that the European Union will mandate Electronic Stability Control (ESC) technology starting in 2010, contributing further to road safety,” said Dr. Christian Wiehen, WABCO Vice President, Product Development. “WABCO pioneered ESC for commercial vehicles in 2001 and we have driven ESC innovation ever since.”

As part of its worldwide partnership with customers to develop and validate their products ahead of market introduction, WABCO has two other proprietary test tracks. One is located at the Arctic Circle in Rovaniemi, Finland where Company engineers and technicians completed approximately 1,300 person-days of extreme-condition winter tests in Q1 2008. The other test track is located near Chennai, India and owned by WABCO-TVS (India) Ltd.

Updated Full-Year 2008 Projections

Raising its full-year 2008 projections, WABCO expects sales growth between 9 and 12 percent, in local currencies, for the year, up 1 percent from its previous guidance. WABCO has also raised its full-year U.S. GAAP and performance diluted EPS projections. The revised range for U.S. GAAP diluted EPS is $3.56 to $3.71; the revised range for performance diluted EPS is $3.91 to $4.05, up $0.18. EPS on a performance basis excludes separation costs, operational streamlining expenses, and one-time and discrete tax items.

“With outstanding progress in the first quarter and markets continuing to remain strong, we are confident in our raised projections for the full year,” said Esculier.

Conference Call

WABCO CEO Jacques Esculier and CFO Ulrich Michel will discuss WABCO’s results and outlook on a conference call at 8 a.m. EDT today. It will be webcast at www.wabco-auto.com where the press release and financial information will be available under “WABCO Q1 2008 Results.” The call is also accessible by telephone. Dial-in number is +1 719 325 4866 and U.S. toll-free dial-in number is 877 397 0300.

A replay of the call will be available from 11:00 a.m. EDT on April 30 until midnight EDT May 6, 2008. Replay dial-in number is +1 719 457 0820 and U.S. toll-free dial-in number is 888 203 1112. Pass code is 9574002.

About WABCO

WABCO Vehicle Control Systems is one of the world’s leading providers of electronic braking, stability, suspension and transmission automation systems for heavy duty commercial vehicles. Customers include the world’s leading commercial truck, trailer, and bus manufacturers. Founded in the U.S. in 1869 as Westinghouse Air Brake Company, WABCO was acquired by American Standard in 1968 and spun off in 2007. Headquartered in Brussels, Belgium, WABCO employs more than 7,700 people in 31 countries worldwide. In 2007, WABCO’s total sales were $2.4 billion. WABCO is a publicly traded company and is listed on the New York Stock Exchange with the stock symbol WBC. Website: www.wabco-auto.com

Forward-Looking Statements

Comments in this document contain certain forward-looking statements, which are based on management’s good faith expectations and beliefs concerning future developments. Actual results may differ materially from these expectations as a result of many factors. These factors include, but are not limited to, the risks and uncertainties described in the “Risk Factors” section and the “Forward Looking Statements” section of WABCO’s Form 10-K, as well as in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Information Concerning Forward Looking Statements” section of WABCO’s Form 10-Q Quarterly Reports. WABCO does not undertake any obligation to update such forward-looking statements. All market and industry data are based on Company estimates.

Non-GAAP Financial Measures

To facilitate understanding of Q1 2008 results, several tables follow this news release. Sales excluding the effects of foreign exchange are a non-GAAP financial measure. Additionally, operating income, net income and net income per diluted share on a “performance basis” are non-GAAP financial measures that exclude separation costs, operational streamlining expenses, and one-time and discrete tax items, as applicable. Lastly, “free cash flow” presents our net cash provided by operating activities less net cash used in investing activities. These measures should be considered in addition to, not as a substitute for, GAAP measures. Management believes that presenting these non-GAAP measures is useful to shareholders because it enhances their understanding of how management assesses the operating performance of the Company’s business. Certain non-GAAP measures may be used, in part, to determine incentive compensation for current employees.

Attachment 1

Consolidated Statement of Income

Condensed Consolidated Balance Sheet

Consolidated Statement of Cash Flows

Attachment 2

Reconciliation of GAAP Reported Financial Measures to Performance Financial Measures

Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow

Reconciliation of Projected U.S. GAAP EBIT and EPS to Performance EBIT and EPS for Full-Year 2008 Projections

Media, investors and financial analysts contact

Mike Thompson, +32 (2) 663 9854, mike.thompson@wabco-auto.com

Jason Campbell, +1 732 369 7477, jason.campbell@wabco-auto.com

Copyright © 2008 WABCO Holdings Inc.

WABCO HOLDINGS INC.

Consolidated Statement of Income

	Three Months Ended Mar. 31,
	2008	2007
(Amounts in millions, except share data)	(Unaudited)	(Unaudited)
Sales	$705.4	$558.8
Cost of sales	509.4	406.1

Gross profit	196.0	152.7
Cost and expenses:
Selling and administrative expenses	83.0	68.7
Product engineering expenses	24.3	21.3
Other operating expense, net	5.0	—

Operating income	83.7	62.7

Equity (income) of unconsolidated joint ventures	(0.6)	(4.8)
Other non-operating expense, net	2.6	4.1
Interest (income)/expense, net	(0.6)	2.4

Income before income taxes	82.3	61.0

Income taxes	21.0	20.9

Net income	$61.3	$40.1

Net income per common share
Basic	$0.92
Diluted	$0.91

Pro-forma net income per common share
Basic		$0.59
Diluted		$0.58

Common shares outstanding
Basic	66,456,232
Diluted	67,481,001

Pro-forma common shares outstanding
Basic		67,867,159
Diluted		69,696,428

WABCO HOLDINGS INC.

Condensed Consolidated Balance Sheet

	March 31, 2008	December 31, 2007
(Amounts in millions)	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$226.9	$183.2
Accounts receivable, less allowance for doubtful accounts: $7.0 in 2008; $6.4 in 2007	531.7	464.6
Inventories	212.4	177.4
Future income tax benefits	7.9	8.0
Other current assets	57.6	54.2

Total current assets	1,036.5	887.4

Facilities, less accumulated depreciation	356.6	336.2
Goodwill	403.7	376.8
Capitalized software costs, net of accumulated amortization: $133.4 in 2008; $129.1 in 2007	34.3	35.1
Long-term future income tax benefits	40.8	40.7
Investments in unconsolidated joint ventures	82.8	83.0
Other assets	36.6	35.0

Total Assets	$1,991.3	$1,794.2

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Loans payable to banks	$6.2	$10.2
Accounts payable	199.9	193.5
Accrued payroll	107.5	100.1
Current portion of warranties	56.9	49.7
Taxes on income	26.0	12.8
Indemnification liabilities	23.4	26.4
Other accrued liabilities	119.6	91.6

Total current liabilities	539.5	484.3

Long-term debt	146.0	116.0
Post-retirement benefits	355.2	334.1
Deferred tax liabilities	25.6	25.6
Minority interests	13.7	13.5
Long-term indemnification liabilities	54.5	55.6
Long-term income tax liabilities	103.1	95.6
Other liabilities	64.1	61.9

Total Liabilities	1,301.7	1,186.6

Total Shareholders’ Equity	689.6	607.6

Total Liabilities & Shareholders’ Equity	$1,991.3	$1,794.2

WABCO HOLDINGS INC.

Consolidated Statement of Cash Flows

(Unaudited)

	Three Months Ended March 31,
(Amounts in millions)	2008	2007
Operating activities:
Net income	$61.3	$40.1
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	18.0	14.4
Amortization of capitalized software and other intangibles	7.1	7.6
Equity in earnings of unconsolidated joint ventures, net of dividends received	0.3	(0.5)
Non-cash stock compensation	1.7	0.7
Loss on disposal of facilities	0.1	0.4
Changes in assets and liabilities:
Accounts receivable	(38.0)	(35.7)
Inventories	(22.8)	(16.7)
Accounts payable	(6.2)	26.6
Other accrued liabilities and taxes	30.8	3.4
Post-retirement benefits	(0.9)	(2.4)
Other current and long-term assets	(2.8)	(19.2)
Other long-term liabilities	2.3	35.4

Net cash provided by operating activities	50.9	54.1

Investing activities:
Purchases of property, plant and equipment	(16.7)	(10.1)
Investments in capitalized software	(1.2)	(2.2)

Net cash used in investing activities	(17.9)	(12.3)

Financing activities:
Borrowings of long-term debt	30.0	114.5
Repayments of long-term debt	—	(108.6)
Net repayments of short-term debt	(4.8)	(5.5)
Purchases of treasury stock	(27.9)	—
Dividend payments	(4.7)	—
Proceeds from exercise of stock options	5.4	—
Net change in balance due from/to Trane or Trane affiliated entities	—	(45.7)

Net cash used in financing activities:	(2.0)	(45.3)

Effect of exchange rate changes on cash and cash equivalents	12.7	0.3

Net increase/(decrease) in cash and cash equivalents	43.7	(3.2)
Cash and cash equivalents at beginning of period	183.2	34.8

Cash and cash equivalents at end of period	$226.9	$31.6

WABCO HOLDINGS INC.

Reconciliation of GAAP Reported Financial Measures to Performance Financial Measures

(Unaudited)

	Quarter Ended Mar 31,
(Amounts in millions, except per share data)	2008	% of Sales/ Adj Sales	2007	% of Sales/ Adj Sales	% Chg vs. 2007
Sales
Reported	$705.4		$558.8		26.2%
Foreign exchange translation effects	(79.8)		—

Adjusted Sales	$625.6		$558.8		12.0%

Operating Income Reported	$83.7	11.9%	$62.7	11.2%	33.5%
Streamlining costs	1.2		0.9
Separation costs	6.6		—

Performance Operating Income	$91.5	13.0%	63.6	11.4%	43.9%
Foreign exchange translational effects	(10.5)		—

Adjusted Operating Income	$81.0	12.9%	$63.6	11.4%	27.4%

Net Income
Reported	$61.3		$40.1		52.9%
Streamlining costs, net of tax	1.1		0.6
Tax items	2.0		5.7
Separation costs, net of tax and separation related taxes	5.9		—

Performance Net Income	$70.3		$46.4		51.5%

Performance Net Income per Diluted Common Share	$1.04		$0.67		55.2%

Common shares outstanding—diluted	67.5

Pro-forma common shares outstanding—diluted			69.7

Note: The presentation of the performance measures above are not in conformity with generally accepted accounting principles (GAAP). These measures may not be comparable to similar measures of other companies as not all companies calculate these measures in the same manner.

WABCO HOLDINGS INC.

Reconciliation of Net Cash Provided

By Operating Activities to Free Cash Flow

(Unaudited)

	Three Months Ended Mar 31,
(Amounts in millions)	2008	2007
Net Cash Provided by Operating Activities	$50.9	$54.1

Deductions or Additions to Reconcile to Free Cash Flow:
Purchases of property, plant, equipment and computer software	(17.9)	(12.3)

Free Cash Flow	$33.0	$41.8

Note:	This statement reconciles net cash provided by operating activities to free cash flow. Management uses free cash flow, which is not defined by US GAAP, to measure the Company’s operating performance. Free cash flow is also one of several measures used to determine incentive compensation for certain employees.

WABCO HOLDINGS INC.

Reconciliation of Projected US GAAP EBIT and EPS to Performance EBIT and EPS

for Full Year 2008 Projections

(Unaudited)

(1 EURO = 1.47 USD) (Amounts in millions, except per share data)	Original 2008	Revised 2008
EBIT (Earnings Before Interest and Taxes)
Projected US GAAP EBIT	$315.5 - $327.5	$318.5 -$330.5
Streamlining costs	10.0	9.0
Separation costs	10.5	11.5

Performance EBIT (Earnings Before Interest and Taxes)	$336.0 - $348.0	$339.0 -$351.0

Net Income
Projected US GAAP Net Income	$230.3 - $240.3	$237.5 -$246.8
Streamlining costs, net of tax	6.5	7.2
Tax items	3.3	5.0
Separation costs, net of tax and separation related taxes	8.0	10.7

Performance Net Income	$248.1 - $258.1	$260.4 -$269.7

Performance Net Income per Diluted Common Share	$3.73 - $3.87	$3.91 - $4.05

Projected diluted common shares outstanding	66.6	66.6

Note: The presentation of the performance measures above are not in conformity with generally accepted accounting principles (GAAP). These measures may not be comparable to similar measures of other companies as not all companies calculate these measures in the same manner.